GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2016

- Company Reports Sales of $3.94 Billion and Earnings Per Share of $1.24 -

Atlanta, Georgia, October 19, 2016 — Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the third quarter and nine months ended September 30, 2016.

Sales for the third quarter ended September 30, 2016 were $3.94 billion compared to $3.92 billion for the same period in 2015. Net income for the third quarter was $185.3 million compared to $188.0 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.24, equal to the earnings per share for the third quarter last year.

Paul Donahue, President and Chief Executive Officer, commented, “Total sales in the third quarter were up 0.5% from the prior year, inclusive of a 3.5% contribution from acquisitions. Currency exchange was neutral to our overall results, with the slightly favorable Canadian and Australian currencies offsetting the ongoing weakness in the Mexican Peso. Sales for the Automotive Group were up 1.5%, consisting of a 2.5% contribution from acquisitions and a currency tailwind of 0.5%, offset by a 1.5% core sales decrease. Sales at Motion Industries, our Industrial Group, were down 0.7%, including a 2.5% underlying sales decrease and an approximate 2% benefit from acquisitions. Sales at EIS, our Electrical/Electronic Group, were down approximately 9%, and sales for S. P. Richards, our Office Products Group, were up 5%, consisting of an 11% contribution from acquisitions offset by a 6% underlying sales decrease.”

Mr. Donahue stated, “Our third quarter results fell short of our expectations. We continue to operate in a tough sales environment, but our teams are working hard to overcome these challenges and generate growth. We recognize there is room for improvement and are working towards that in all aspects of our business. Our goal is to show improved results in the quarters ahead and better position the Company for sustainable growth well into the future. We have a strong balance sheet and excellent cash flows to support our efforts.”

Sales for the nine months ended September 30, 2016 were $11.56 billion compared to $11.60 billion for the same period in 2015. Net income for the nine months was $534.7 million, down 2% from 2015, and earnings per share on a diluted basis were $3.56, equal to the same nine month period of the prior year.

2016 Outlook

For the full year 2016, the Company is updating its sales guidance to Flat to up 1% from up 1% to 2%. Diluted earnings per share is expected to be $4.55 to $4.60 as compared to prior guidance of $4.70 to $4.75 per share.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-718-5098, conference ID 3577037. A replay will also be available on the Company’s website or at 877-870-5176, conference ID 3577037, two hours after the completion of the call until 12:00 a.m. Eastern time on November 3, 2016.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in general economic conditions, including, unemployment, inflation or deflation; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,941,743	$3,921,802	$11,559,648	$11,598,254
Cost of goods sold	2,743,142	2,752,577	8,091,124	8,137,880

Gross profit	1,198,601	1,169,225	3,468,524	3,460,374
Operating expenses:
Selling, administrative & other expenses	869,562	834,372	2,522,223	2,492,537
Depreciation and amortization	37,682	34,278	108,247	105,764

	907,244	868,650	2,630,470	2,598,301
Income before income taxes	291,357	300,575	838,054	862,073
Income taxes	106,031	112,559	303,334	317,674

Net income	$185,326	$188,016	$534,720	$544,399

Basic net income per common share	$1.24	$1.24	$3.58	$3.58
Diluted net income per common share	$1.24	$1.24	$3.56	$3.56
Weighted average common shares outstanding	148,899	151,354	149,243	152,043
Dilutive effect of stock options and
non-vested restricted stock awards	828	789	781	847

Weighted average common shares outstanding – assuming dilution	149,727	152,143	150,024	152,890

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$2,095,030	$2,064,099	$6,115,186	$6,065,733
Industrial	1,162,224	1,170,252	3,482,246	3,540,106
Office Products	535,175	510,825	1,493,434	1,478,878
Electrical/Electronic Materials	178,448	196,837	538,803	573,584
Other (1)	(29,134)	(20,211)	(70,021)	(60,047)

Total net sales	$3,941,743	$3,921,802	$11,559,648	$11,598,254

Operating profit:
Automotive	$197,874	$201,986	$555,156	$560,070
Industrial	85,608	90,081	255,704	266,726
Office Products	30,257	36,406	97,101	107,431
Electrical/Electronic Materials	14,277	19,988	45,105	54,019

Total operating profit	328,016	348,461	953,066	988,246
Interest expense, net	(5,244)	(5,055)	(14,731)	(16,056)
Intangible amortization	(10,339)	(8,545)	(28,324)	(25,945)
Other, net	(21,076)	(34,286)	(71,957)	(84,172)

Income before income taxes	$291,357	$300,575	$838,054	$862,073

Capital expenditures	$36,939	$24,531	$86,650	$61,994

Depreciation and amortization	$37,682	$34,278	$108,247	$105,764

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2016	2015
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$225,177	$199,294
Trade accounts receivable, net	2,032,548	1,963,158
Merchandise inventories, net	3,146,157	2,967,724
Prepaid expenses and other current assets	504,600	493,306

TOTAL CURRENT ASSETS	5,908,482	5,623,482
Goodwill and other intangible assets, less accumulated amortization	1,550,435	1,328,431
Deferred tax assets	109,679	136,618
Other assets	491,925	486,136
Net property, plant and equipment	688,851	628,461

TOTAL ASSETS	$8,749,372	$8,203,128

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,099,438	$2,851,022
Current portion of debt	475,000	125,000
Income taxes payable	32,594	6,643
Dividends payable	97,955	92,905
Other current liabilities	696,544	688,498

TOTAL CURRENT LIABILITIES	4,401,531	3,764,068
Long-term debt	300,000	500,000
Pension and other post-retirement benefit liabilities	202,131	248,709
Deferred tax liabilities	51,472	62,419
Other long-term liabilities	458,944	456,908
Common stock	148,737	150,763
Retained earnings	4,038,985	3,922,609
Accumulated other comprehensive loss	(865,510)	(914,586)

TOTAL PARENT EQUITY	3,322,212	3,158,786
Noncontrolling interests in subsidiaries	13,082	12,238

TOTAL EQUITY	3,335,294	3,171,024

TOTAL LIABILITIES AND EQUITY	$8,749,372	$8,203,128

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended Sept. 30,
	2016	2015
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$534,720	$544,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108,247	105,764
Share-based compensation	15,362	13,582
Excess tax benefits from share-based compensation	(10,475)	(5,381)
Changes in operating assets and liabilities	93,498	237,623

NET CASH PROVIDED BY OPERATING ACTIVITIES	741,352	895,987
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(86,650)	(61,994)
Acquisitions and other investing activities	(365,545)	(115,414)

NET CASH USED IN INVESTING ACTIVITIES	(452,195)	(177,408)
FINANCING ACTIVITIES:
Proceeds from debt	3,020,000	2,537,224
Payments on debt	(2,870,000)	(2,680,191)
Share-based awards exercised, net of taxes paid	(11,942)	(6,030)
Excess tax benefits from share-based compensation	10,475	5,381
Dividends paid	(288,909)	(275,379)
Purchase of stock	(143,810)	(225,175)

NET CASH USED IN FINANCING ACTIVITIES	(284,186)	(644,170)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,575	(12,845)

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,546	61,564
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	211,631	137,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$225,177	$199,294